UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

Altiris, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Filed by Altiris, Inc.
Pursuant to Rule 14a-12 of
the Securities Exchange Act of 1934
Subject Company: Altiris, Inc.
Commission File No.: 000-49793
On February 23, 2007, Altiris, Inc. issued the following press release.

FOR IMMEDIATE RELEASE
Altiris Sets Record Date for Vote on Proposed Acquisition by Symantec
SALT LAKE CITY — Feb. 23, 2007 — Altiris, Inc. (Nasdaq: ATRS), a pioneer of service-oriented management solutions, announces that its board of directors has set the close of business on Feb. 28, 2007 as the record date for stockholders entitled to receive notice of, and to vote at, the special meeting of its stockholders to adopt the merger agreement entered into among Altiris, Symantec Corporation and Atlas Merger Corp., a wholly owned subsidiary of Symantec. The date of the special meeting will be announced separately.
Altiris also announces that on Feb. 22, 2007, it filed a preliminary proxy statement in connection with the proposed merger with the Securities and Exchange Commission.
About Altiris
Altiris, Inc. is a leading provider of service-oriented management software that enables IT organizations to easily manage, secure and service heterogeneous IT assets. Flexible solutions from Altiris help IT align services to drive business objectives, deliver audit-ready security, automate tasks, and reduce the cost and complexity of management. For more information, visit www.altiris.com.
About Symantec
Symantec is a global leader in infrastructure software, enabling businesses and consumers to have confidence in a connected world. The company helps customers protect their infrastructure, information and interactions by delivering software and services that address risks to security, availability, compliance, and performance. Headquartered in Cupertino, Calif., Symantec has operations in 40 countries. More information is available at www.symantec.com.
Additional Information
On February 22, 2007, Altiris filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the merger and intends to file a definitive proxy statement upon receipt of clearance from the SEC. The final proxy statement will be mailed to the stockholders of Altiris. Before making any voting or investment decision with respect to the merger, investors and stockholders of Altiris are urged to read the proxy statement and the other relevant materials because they will contain important information about the merger, Altiris and Symantec. Investors and security holders may obtain free copies of the preliminary proxy statement and other related documents (when they are available) filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Altiris at its corporate website at www.altiris.com under Company-Investor Relations or by contacting Investor Relations at Altiris, Inc. 588 W. 400 S., Lindon, UT 84042.
Altiris and its officers and directors may be deemed to be participants in the solicitation of proxies from Altiris’ stockholders with respect to the merger. A description of any interests that these officers and directors have in the merger is available in the proxy statement.
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Altiris is a registered trademark of Altiris, Inc. in the U.S. and in other countries.
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Investor contact:	Media contact:
Bradley Gittings	Rhett Glauser
Altiris, Inc.	Altiris, Inc.
(801) 734-5403	(801) 805-1131
bradley.gittings@altiris.com	rglauser@altiris.com